UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2008 (October 10, 2008)

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	000-29278	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9555 W. Sam Houston Pkwy S., Suite 600, Houston, Texas	77099
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements for Certain Officers

KMG Chemicals, Inc. (the “Company”) has approved an Executive Severance Plan (the “Plan”).  The Plan provides that any regular, full-time employee of the Company, or any subsidiary thereof, who is designated in writing by the Compensation Committee of the Company’s Board may become a participant in the Plan (“Eligible Employee”).  As of the date of this report, no person has been designated in writing as an Eligible Employee under the Plan.

The Plan is an “employee welfare benefit plan” under Section 3.1 of the Employee Retirement Income Security Act of 1974, as amended, and supersedes any similar such plan entered into by the Company and any Eligible Employee.  The Plan is designed to provide an Eligible Employee with severance benefits in the event that his or her employment is terminated by the Company.

Pursuant to the Plan, if an Eligible Employee is (i) affirmatively discharged from employment by the Company, other than a discharge for cause or poor performance, or (ii) voluntarily terminated from employment by the Company for Good Reason, as defined in the Plan, (a “Qualifying Termination”), such Eligible Employee will be entitled to severance benefits.

The amount of severance benefits that an Eligible Employee is permitted to receive under the terms of the Plan will be determined based on: (i) the participation level that the Eligible Employee has been assigned by the Board’s Compensation Committee; (ii) whether the Eligible Employee’s Qualifying Termination occurred within thirty days prior to the effective date of a Change in Control, as defined in the Plan; and (iii) whether the Eligible Employee’s employment was terminated due to the Eligible Employee’s failure to substantially perform such Eligible Employee’s duties and responsibilities with the Company, other than any such failure resulting from incapacity due to physical or mental illness.

In order for an Eligible Employee to receive severance benefits under the Plan, he or she must execute and deliver a form to the Company releasing the Company from any and all claims against it (the “Release Form”).  An Eligible Employee will cease to be eligible to receive severance benefits under the Plan upon the earlier of the following: (i) the Eligible Employee’s death or permanent disability, unless it occurs after the date the Release Form is executed; the Eligible Employee’s voluntary termination of employment for any reason other than Good Reason; (iii) the Eligible Employee’s failure to execute and deliver the Release Form by the date specified therein; or (iv) a Change of Control.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.42	Executive Severance Plan, dated October 10, 2008, by and between the Company and its Eligible Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ John V. Sobchak	Date: October 14, 2008
John V. Sobchak,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.42	Executive Severance Plan, dated October 10, 2008, by and between the Company and its Eligible Employees.